                                                                                                 Exhibit 99.1

Contact:

David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
877-835-5279

CSX Announces Second Quarter Results

Second Quarter Highlights:

• Earnings per share at 78 cents; 72 cents from continuing operations

• Productivity and cost cutting efforts continue

• Operating income at $582 million and operating ratio at 73.4%

• Safety levels strong, contributing to favorable casualty reserve adjustment

JACKSONVILLE, Fla., (July 13, 2009) – CSX Corporation [NYSE: CSX] today announced second quarter earnings of $308 million, or 78 cents a share, versus $385 million, or 93 cents a share, last year. Excluding the impact of discontinued operations related to The Greenbrier resort, earnings per share from continuing operations declined 24 percent from 95 cents to 72 cents.

Second quarter revenues of $2.2 billion were down 25 percent from the prior year, primarily due to a 21 percent decline in volume and lower fuel surcharge recovery. Volumes continued to decline across the board, although the rate of decline in the coal market accelerated in the second quarter.

“While the economy continues to significantly impact our business, there are some signs that we may be seeing the bottom in many markets,” said Michael Ward, president, chairman and CEO.  “Even in this difficult business environment, we are still strengthening our operations, optimizing our resources and making the right investments to prepare our network for the future.”

CSX continued to improve its safety performance, contributing to a further reduction in its casualty reserves of $70 million compared to last year. Combined with the company’s cost management efforts and increased network efficiency, operating expenses declined 27%, allowing the company to produce operating income of $582 million and an operating ratio of 73.4 percent for the quarter.

“By improving safety, reducing costs and increasing productivity we lessened the impact of the struggling global economy on our business,” said Tony Ingram, executive vice president and chief operating officer. “We remained aggressive in right-sizing our train network while still providing reliable service for our customers.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on July 14, 2009 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

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Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.